Exhibit 99.1

For more information contact:

Patrick O’Sullivan
Vice President, Finance and Accounting
(617) 247-2200
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

Heritage Property Investment Trust, Inc. to be acquired by
Centro Properties Group in a deal valued at $3.2 billion

Boston, MA…July 9, 2006…Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage”) today announced that it has entered into a definitive agreement to be acquired by affiliates of Melbourne, Australia-based Centro Properties Group (ASX:CNP) (“Centro”).

Under terms of the merger agreement, holders of Heritage’s common stock will receive $36.15 per share in cash upon the closing of the merger. The per share purchase price represents a 5.7% premium to Heritage’s average closing price over the past 10 days, and a 7.3% premium to the average closing price over the past 30 days. The total transaction value is approximately $3.2 billion, which includes indebtedness to be assumed or repaid. Heritage will continue to pay its regular quarterly dividend of $0.525 per share on its common stock through the third quarter of 2006, but will not pay dividends on its common stock thereafter. If the closing occurs prior to the record date for the third quarter dividend, common stockholders will receive a pro rata portion of the third quarter dividend as part of the merger consideration.

Heritage’s Board of Directors has unanimously approved the merger agreement and has recommended the approval of the transaction by Heritage’s common stockholders. Completion of the transaction, which is currently anticipated to occur in the fourth quarter of 2006, is contingent upon customary closing conditions and the approval at least a majority of Heritage’s outstanding common stock. Heritage common stockholders will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. In connection with the merger agreement, The New England Teamsters and Trucking Industry Pension Fund and Thomas C. Prendergast, Heritage’s Chairman, President and Chief Executive Officer, have agreed to vote any shares of Heritage common stock they own in favor of the proposed merger. Shares subject to these voting agreements currently represent approximately 43% of Heritage’s outstanding common stock. The transaction is not contingent on receipt of financing by Centro.

Limited partners in one of Heritage’s operating partnerships will be given the option to receive $36.15 per unit (plus a pro rata portion of the third quarter distribution, if applicable) or to elect to remain as limited partners in the partnership following the merger.

“Since our initial pubic offering, Heritage has successfully created one of the leading shopping center companies in the country with a high quality portfolio and an outstanding and experienced organization,” stated Mr. Prendergast. He further added, “even though Heritage has made great strides during the past few years, the Company continues to be undervalued in the public markets. In recognizing the underlying value of the Company’s real estate portfolio, the transaction announced today accomplishes Heritage’s ultimate objective as a public company, which is to maximize stockholder value.”

“We are excited about the opportunity to acquire such a high quality company as Heritage, and we look forward to maintaining a high retention rate among the Heritage employees as we have been able to do in our prior acquisitions. The assets will fit well into our stated US investment strategy,” said Andrew Scott, Chief Executive Officer of Centro Properties Group.

Wachovia Securities acted as Heritage’s exclusive financial advisor and provided a fairness opinion. Stifel, Nicolaus & Co. provided an additional fairness opinion. Hogan & Hartson LLP acted as Heritage’s legal advisor. J.P. Morgan Securities acted as financial advisor to Centro, with Skadden, Arps, Slate, Meagher & Flom LLP acting as Centro’s legal advisor.

About Heritage Property Investment Trust, Inc.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”. Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States. Heritage focuses on grocer-anchored shopping centers with multiple anchors. Heritage is headquartered in Boston, Massachusetts and has an additional 16 regional offices located in the Eastern, Midwestern and Southwestern United States. For more information about Heritage, please refer to Heritage’s website, www.heritagerealty.com.

About Centro Properties Group

Centro Properties Group is a retail investment organization specializing in the ownership, management and development of retail shopping centers. Centro manages both listed and unlisted property and has an extensive portfolio of shopping centers across Australia, New Zealand and the United States. With funds under management exceeding AUS$14.3 billion post transaction, Centro continues to maximize returns to its investors through its customer-focused and value-adding team based approach.

About Centro Watt

Centro Watt is a joint-venture between Centro Properties Group (ASX:CNP) of Melbourne, Australia and Watt Commercial Properties, a privately held real estate company based in Los Angeles. The joint-venture made its first purchase of 14 neighborhood, community and power centers in California in 2003 followed by its acquisition of Philadelphia-based Kramont Realty Trust in April, 2005.

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company’s judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.

Additional Information about the Merger and Where to Find It

This communication is being made in connection with the proposed merger of Heritage with affiliates of Centro. Heritage will file a proxy statement relating to the proposed merger with the Securities and

Exchange Commission. HOLDERS OF COMMON STOCK OF HERITAGE ARE URGED TO READ THEPROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED ITEMS. The final proxy statement will be mailed to Heritage common stockholders when it becomes available. The proxy statement and other relevant materials (when they become available) and any other documents filed by Heritage with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Heritage by contacting Heritage Investor Relations at (617) 247-2200 or accessing Heritage’s investor relations website at www.heritagerealty.com.

Heritage and its officers and directors and other employees may be deemed to be participants in the solicitation of proxies from the common stockholders of Heritage in connection with the merger. Information about the executive officers and directors of Heritage and the number of Heritage common shares beneficially owned by such persons is set forth in the proxy statement for Heritage’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2006, and will be set forth in the proxy statement relating to the proposed merger when it becomes available.